EXHIBIT (a)(1)(C)

SHAREHOLDER NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF COMMON STOCK

OF

Galyan’s Trading Company, Inc.

PURSUANT TO THE OFFER TO PURCHASE DATED JUNE 29, 2004

BY

Diamondbacks Acquisition Inc.

a wholly owned subsidiary

OF

Dick’s Sporting Goods, Inc.

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, ON WEDNESDAY, JULY 28, 2004, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially equivalent to this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to Computershare Trust Company of New York (the “Depositary”) on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:

Computershare Trust Company	For Eligible Institutions Only:	Computershare Trust Company
of New York	(212) 701-7636	of New York
Wall Street Station		Wall Street Plaza
P.O. Box 1010	For Confirmation Only Telephone:	88 Pine Street, 19th Floor
New York, NY 10268-1010	(212) 701-7600	New York, NY 10005

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Diamondbacks Acquisition Inc., an Indiana corporation and a wholly owned subsidiary of Dick’s Sporting Goods, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 29, 2004 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, no par value per share (the “Shares”), of Galyan’s Trading Company, Inc., an Indiana corporation, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Name(s) of Record Holder(s) Address(es) Zip Code (Area Code) Telephone No. X X Signature(s) of Record Holder(s)
-----------------------------------------------------
Number of Shares

-----------------------------------------------------
Certificate Nos. (if available)

Indicate account number at Book-Entry
Transfer Facility if Shares will be
tendered by book-entry transfer:

-----------------------------------------------------
Account Number

Dated: , 2004

Dated: , 2004

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution” and collectively “Eligible Institutions”), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary’s account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantee, or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

Name(s) of Firm Address(es) Zip Code (Area Code) Telephone No.	X Authorized Signature ----------------------------------------------------- Name (Please Print) ----------------------------------------------------- Title Dated: , 2004

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.

SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.